UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 8, 2017

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Acorn Energy, Inc. was held August 8, 2017. Set forth below are the voting results with respect to each of the proposals presented at the Annual Meeting:

Proposal 1 – The stockholders elected, by a plurality of the votes cast, all five nominees to the Board of Directors to serve until the Annual Meeting of Stockholders in 2018 and until their successors are duly elected and qualified.

Name of Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes

Christopher E. Clouser	5,630,155	732,590	15,751,405
Jan H. Loeb	5,720,323	642,422	15,751,405
Mannie L. Jackson	6,033,870	328,875	15,751,405
Edgar S. Woolard, Jr.	5,720,723	642,022	15,751,405
Samuel M. Zentman	5,725,225	637,520	15,751,405

Proposal 2 – The stockholders approved an amendment to the Company’s restated certificate of incorporation to authorize a reverse split of the Company’s common stock at any time prior to August 8, 2018, at a ratio between one-for-ten and one-for-twenty, if and as determined by the Company’s Board of Directors.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
18,172,466	3,774,491	167,190	0

Proposal 3 – The stockholders approved any motion to adjourn the Annual Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there were not sufficient votes at the time of the Annual Meeting to approve Proposal 2.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
18,414,472	3,595,441	104,230	0

Proposal 4 – The stockholders ratified by the affirmative vote of a majority of the votes cast on the proposal, the appointment by the Audit Committee of Friedman LLP as the independent registered public accounting firm for the year ending December 31, 2017.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
21,085,823	967,540	60,787	0

Proposal 5 – The stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
5,718,583	579,149	65,013	15,751,405

Proposal 6 – The stockholders approved, in a non-binding advisory vote, “every year” as the frequency for the advisory vote on the compensation of the Company’s named executive officers.

Every Year	Every Two Years	Every Three Years	Total Abstained	Broker Non-Votes
5,771,005	91,208	446,759	53,772	15,751,406

In light of such result on Proposal 6, the Company will continue to include an advisory stockholder vote on the compensation of the Company’s named executive officers in its proxy materials every year.

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Item 8.01 Other Events.

On August 8, 2017, the Board of Directors of Acorn Energy, Inc. established a Nominating Committee and a Compensation Committee. Charters for each of these committees will be posted under the “Investor Relations” section of the Company’s website. The members of the Nominating Committee are Christopher E. Clouser (committee chairman), Jan H. Loeb and Edgar S. Woolard, Jr. The members of the Compensation Committee are Manny L. Jackson (committee chairman), Christopher E. Clouser and Samuel M. Zentman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of August, 2017.

ACORN ENERGY, INC.

By:	/s/ Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

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